EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE Contact: John P. O’Leary, Jr. Brian C. Mullins 724.843.8200

TUSCARORA INCORPORATED SIGNS DEFINITIVE MERGER AGREEMENT TO BE
ACQUIRED BY SCA PACKAGING INTERNATIONAL B.V.

NEW BRIGHTON, PA —January 22, 2001 – Tuscarora Incorporated (NASDAQ NM: TUSC) and SCA Packaging International B.V. a business group of the Swedish company Svenska Cellulosa Aktiebolaget (SCA) announced today the execution of a definitive merger agreement whereby SCA Packaging has agreed to acquire all of the outstanding shares of Tuscarora for cash consideration of $21.50 per share, in a transaction valued at $284 million, including the assumption of debt. The Board of Directors of Tuscarora has unanimously approved the agreement and the merger. The merger is subject to approval of Tuscarora’s shareholders, regulatory approvals and other customary closing conditions. Tuscarora will solicit proxies from its shareholders to approve the merger at a meeting to be held this spring. Holders owning approximately 15% of Tuscarora have entered into an agreement with SCA, agreeing to vote in favor of the transaction and granting SCA an option to purchase their shares if the merger is terminated in the context of another acquisition proposal.

SCA is a $7.0 billion paper, packaging, and hygiene company headquartered in Stockholm, Sweden. Tuscarora will become a part of SCA’s $3.0 billion global packaging business which is headquartered in Brussels, Belgium. Tuscarora will be deployed as a platform for the creation of a truly global specialty protective packaging business within the SCA Packaging structure.

John O’Leary, Chairman, President and Chief Executive Officer of Tuscarora Incorporated, said, “Tuscarora has always had a reputation for making strategic decisions that benefit shareholders, employees and customers. For shareholders, we believe this transaction provides an attractive price for their shares. For employees, this offers more opportunities in an organization that will have greater scale and resources. For customers, the combined company will enhance our ability to meet their global requirements for protective packaging, material handling solutions, and specialty components.

“We believe that the packaging industry has been undergoing substantial changes to meet customer needs,” Mr. O’Leary continued. “By focusing on the right strategic combination, customers will benefit from expanded product lines, greater technical depth and the global reach of our combined companies. Together, we can strategically position our businesses to accelerate top line growth.”

Mr. O’Leary further stated, “I have signed a long-term employment contract to remain with SCA and serve as global business manager for this newly created unit. My brother David has also signed a similar employment agreement and will serve as the senior manager of North American operations. David will continue to report directly to me.

SCA currently owns, or has an equity interest in, related specialty protective packaging businesses in Asia (Central Package) and in Europe. These units will each be assigned a senior regional

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manager who will also report directly to me. Total annual revenue for this newly created global business unit will be approximately $450 million when it is formally assembled over the next few months.

All current Tuscarora business units and services will be retained and we expect no job loss related to this transaction. Pay and benefit programs will also remain unchanged.”

Sverker Martin-Löf, President and Chief Executive of SCA, said, “This acquisition provides access to the important North American market and to Tuscarora’s blue chip customers. It also expands our position in the high growth protective packaging segment of the industrial packaging market. The acquisition is a further step in SCA’s transformation and confirms our commitment to the development of our presence in North America. SCA will drive growth from this strong new platform.”

“Our companies share similar cultures and have known and respected each other for some time,” Mr. Martin-Löf concluded. “We look forward to bringing these two companies together to realize the potential of this extraordinary combination and to working with Tuscarora’s talented employees.”

Parker/Hunter Incorporated acted as financial advisor to Tuscarora. Deutsche Banc Alex. Brown Inc. acted as financial advisor to SCA Packaging.

Background information:

Tuscarora Incorporated

Tuscarora Incorporated custom designs and manufactures protective packaging, material handling solutions, and specialty components utilizing a variety of materials to meet each customer’s specific end-use requirements. Material options used singularly or in combination, include molded and die-cut foam plastics, corrugated paperboard, wood, and thermoformed plastics. Tuscarora serves more than 3,600 customers in North America and Europe from 36 manufacturing facilities and nine design and testing centers regionally located throughout the United States, Mexico, the United Kingdom and Ireland. Among the company’s customers are major manufacturers in the following industries: high technology and telecommunications, automotive and recreational vehicles, consumer electronics, large and small appliances, building products and office furniture, and pharmaceuticals and specialty chemicals. Additional information is available from , the Tuscarora corporate website.

SAFE HARBOR

This news release includes forward-looking statements that are subject to certain risks and uncertainties. Actual results may differ materially from the results contemplated in these forward-looking statements. Statements regarding the expected date of completion of the transaction are subject to forward-looking statements, the risk that closing conditions will not be satisfied, that regulatory approvals will not be obtained or that the shareholders of Tuscarora Incorporated will not approve the merger. Statements regarding the expected benefits of the transaction are subject to the following risks: that expected benefits will not be achieved; that revenues following the acquisition will be lower than expected; that the businesses will not be integrated successfully; that merger costs will be greater than expected; the inability to identify, develop and achieve success for new products and services; increased

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competition and its effect on the combined Company; the general economic conditions, either internationally, nationally or in the states in which the combined companies will be doing business, will be less favorable than expected; the general risks associated with the companies’ business; and that legislation or regulatory changes adversely affect the businesses in which the combined companies would be engaged.

Tuscarora Incorporated will be filing a proxy statement and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Tuscarora Incorporated will be available free of charge by writing or calling Tuscarora at the following address:

TUSCARORA INCORPORATED
Investor Relations
800 Fifth Avenue
New Brighton, PA 15066
Tel: (724)843-8200

Tuscarora Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Tuscarora Incorporated in favor of the merger. The directors and executive officers of Tuscarora Incorporated include the following: David I. Cohen, Abe Farkas, Karen L. Farkas, Robert W. Kampmeinert, Jeffery L. Leininger, Brian C. Mullins, David C. O’Leary, John P. O’Leary, Jr., Harold F. Reed, Jr., and Thomas P. Woolaway. Collectively, as of January 22, 2001, the directors and executive officers of Tuscarora Incorporated beneficially owned approximately 15% of the outstanding shares of Tuscarora Incorporated common stock. Shareholders of Tuscarora Incorporated may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Svenska Cellulosa Aktiebolaget (SCA)

Visit SCA on the World Wide Web at www.sca.se

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